CONTACTS:

Doug Barnett – Financial Analysts

972-987-3352

barnettd@ugs.com

Mendi Paschal – Media

972-987-3210

paschal@ugs.com

FOR RELEASE AT 8:30 A.M. CST, MONDAY, NOVEMBER 13, 2006

UGS Reports Third Quarter Results; PLM Industry Leader Marks Solid Progress on Strategic Plan

PLANO, Texas – UGS Corp., a leading global provider of product lifecycle management (PLM) software and services, today announced third quarter 2006 results.

Third quarter financial highlights include:

•	EBITDA (defined below) was US$69.1 million, or an 8.3 percent growth over the same period a year earlier. Net income (loss) for the third quarter was US$(7.4) million.

•	Operating income was US$15.9 million and includes the impact of acquisition-related intangible amortization costs of US$38.5 million. Operating income in the same period a year earlier was US$19.3 million and included acquisition-related amortization costs of US$39.2 million.

•	Total revenue increased to US$295.5 million, 1.8 percent growth over the same period a year earlier.

•	Software revenue increased to US$223.1 million (including license and maintenance revenues), or 1.6 percent growth as compared to the third quarter 2005.

•	Revenue amounts are not adjusted for the impact of deferred revenues written off in connection with acquisitions. These write-offs had the effect of reducing third quarter 2006 revenues by US$0.3 million and 2005 revenues by US$2.2 million.

Year-to-date highlights include:

•	EBITDA (defined below) was US$186.5 million, or a 25.3 percent growth over the same period a year earlier. Net income (loss) for the first nine months of the year was US$(33.0) million.

•	Operating income was US$20.6 million and includes the impact of acquisition-related intangible amortization costs of US$116.8 million. Operating income in the same period a year earlier was US$36.3 million and included acquisition-related amortization costs of US$111.6 million.

•	Total revenue increased to US$866.0 million, 4.6 percent growth over the same period a year earlier.

•	Software revenue increased to US$649.4 million (including license and maintenance revenues), or 5.7 percent growth as compared to the same period a year earlier.

•	Revenue amounts are not adjusted for the impact of deferred revenues written off in connection with acquisitions. These write-offs had the effect of reducing year-to-date 2006 revenues by US$0.7 million and 2005 revenues for the same nine month period by US$10.2 million.

Other financial highlights:

•	Net cash from operating activities was US$111.6 million for the first nine months of the year.

•	Long term debt as of Sept. 30, 2006, was US$1,155.3 million compared to a balance of US$1,212.0 million as of Dec. 31, 2005. This includes a debt pay-down of US$62.3 million.

“We’ve continued to be successful at working our strategic plan while still focusing on expanding our EBITDA and cash flow, and retooling our sales engine. Our continued product excellence and focus on customer success earned us contracts or additional business in the quarter with such companies as Boeing, DaimlerChrysler, Unilever, Visteon, Bosch Siemens, Northrop Grumman Ship Systems, Bayer Healthcare and the Jet Propulsion Lab,” said Tony Affuso, chairman, CEO and president of UGS. “These contracts reflect the confidence we are receiving across the board from the market, as highlighted most notably by our ranking in the leaders quadrant of the new Gartner Magic Quadrant.

“As always, we continue to focus on customer success, and as a result our retention rate is higher than ever and our maintenance revenue continues to grow solidly.”

Business Highlights

•	UGS signed a new reseller agreement with Microsoft that extends the strategic alliance the two companies announced earlier this year. Under the new agreement, UGS becomes the first PLM company authorized to sell SQL Server 2005, Microsoft’s flagship database software, directly to companies looking for a comprehensive PLM solution fully supported on the Microsoft® platform. (see separate release)

•	PRTM, internationally recognized as the leading management consulting firm to technology-driven companies, joined the UGS Partner Program as a UGS Consulting and Systems Integration Alliance Partner. (see separate release)

•	In the mid-market and channel space, UGS recorded a 35 percent increase in its indirect channel license revenue year-over-year and met its year-end channel capacity goal to increase the channel by 50 percent. (see separate release)

•	Ford Motor Company expanded its global deployment of Teamcenter to include Tecnomatix as the global manufacturing data management and manufacturing process planning system to support process driven product design. This solution will enable the reduction of overall vehicle development cycle time by promoting concurrent engineering and globally distributing relevant data.

•	An example of UGS’ success in I-deas to NX migration was captured in a third quarter win with Larsen & Toubro Limited, India’s largest technology-driven engineering and construction company. Through the migration, Larsen & Toubro consolidated multiple CAD systems and expanded into PLM.

•	Wanfeng Auto Holding Group, a leader in China’s auto industry and the largest aluminum alloy wheel producer in Asia, selected UGS’ Teamcenter® Express software for its first collaborative product data management (cPDM) system. (see separate release)

The company expects to realize revenue from the contracts highlighted above over multiple quarters.

UGS will host its third quarter 2006 earnings call with securities analysts live on the Internet at 10:30 a.m. Central time, Monday, Nov. 13, 2006. Presentation slides will be posted on www.ugs.com at 8:30 a.m. Central time. See below for webcast/teleconference access information.

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About UGS

UGS is a leading global provider of product lifecycle management (PLM) software and services with nearly 4 million licensed seats and 46,000 customers worldwide.  Headquartered in Plano, Texas, UGS’ vision is to enable a world where organizations and their partners collaborate through global innovation networks to deliver world-class products and services while leveraging UGS’ open enterprise solutions, fulfilling the mission of enabling them to transform their process of innovation.  For more information on UGS products and services, visit www.ugs.com.

# # #

Note: UGS,Femap, NX, Solid Edge, Teamcenter, Tecnomatix, Velocity Series and Transforming the process of innovation are trademarks or registered trademarks of UGS Corp. or its subsidiaries in the United States and in other countries. Microsoft is a trademark or registered mark of Microsoft Corporation or its subsidiaries in the United States and in other countries. All other trademarks, registered trademarks or service marks belong to their respective holders.

 The statements in this news release that are not historical statements, including statements regarding our business, results of operations expected financial performance, expected cost savings related to acquisitions, and other statements identified by forward looking terms such as “may,” “will,” “expect,” “plan,” “anticipate” or “project,” are forward-looking statements. These statements are subject to numerous risks and uncertainties which could cause actual results to differ materially from such statements, including, among others, risks relating to developments in the PLM industry, loss or downsizing of customers, competition, failure to innovate, substantial, prolonged economic downturns, financial distress in the automotive industry, international operations and exchange rate fluctuations, terrorist activities, acquisitions, changes in pricing models, intellectual property, loss of key employees and complexity of income tax assessments. UGS has included a discussion of these and other pertinent risk factors in its quarterly report on Form 10-Q for the period ended June 30, 2006 filed with the SEC. UGS disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

UGS Corp.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Three months
	ended
	September 30, 2006	September 30, 2005
Revenue:
License	$85,527	$89,842
Maintenance	137,542	129,706
Services and other	72,476	70,701

Total revenue	295,545	290,249

Cost of revenue:
License	4,114	4,761
Maintenance	15,810	14,459
Services and other	57,195	58,451
Amortization of capitalized software and acquired intangible assets	39,097	32,059

Total cost of revenue	116,216	109,730

Gross profit	179,329	180,519

Operating expenses:
Selling, general and administrative	112,027	107,803
Research and development	43,416	44,350
Amortization of other intangible assets	7,991	9,018

Total operating expenses	163,434	161,171

Operating income	15,895	19,348
Interest expense and amortization of deferred financing fees	(27,576)	(25,197)
Other income (expense), net	1,087	(919)

Loss before income taxes	(10,594)	(6,768)
Benefit for income taxes	(3,161)	(2,002)

Net loss	$(7,433)	$(4,766)

UGS Corp.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Nine months
	ended
	September 30, 2006	September 30, 2005
Revenue:
License	$251,054	$244,738
Maintenance	398,373	369,614
Services and other	216,571	213,472

Total revenue	865,998	827,824

Cost of revenue:
License	10,213	15,161
Maintenance	46,610	42,317
Services and other	170,210	181,148
Amortization of capitalized software and acquired intangible assets	113,856	89,283

Total cost of revenue	340,889	327,909

Gross profit	525,109	499,915

Operating expenses:
Selling, general and administrative	337,688	313,382
Research and development	142,029	118,990
In-process research and development	—	4,100
Restructuring	(535)	1,774
Amortization of other intangible assets	25,357	25,327

Total operating expenses	504,539	463,573

Operating income	20,570	36,342
Interest expense and amortization of deferred financing fees	(80,543)	(71,576)
Other income (expense), net	11,024	(14,326)

Loss before income taxes	(48,949)	(49,560)
Benefit for income taxes	(15,943)	(14,601)

Net loss	$(33,006)	$(34,959)

UGS Corp.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30,	December 31,
	2006	2005
Assets:
Current assets
Cash and cash equivalents	$59,257	$61,532
Accounts receivable, net	241,352	251,763
Prepaids and other	35,629	22,389
Deferred income taxes	16,663	26,471

Total current assets	352,901	362,155

Property and equipment, net	30,633	36,645
Goodwill	1,423,338	1,393,472
Capitalized and acquired software, net	417,031	464,994
Customer accounts, net	183,607	203,064
Other intangible assets, net	119,093	135,265
Other assets	35,380	39,623

Total assets	$2,561,983	$2,635,218

Liabilities and Stockholder’s Equity:
Current liabilities
Accounts payable and accrued liabilities	$171,605	$159,976
Deferred revenue	152,301	133,027
Income taxes payable	7,844	11,895

Total current liabilities	331,750	304,898

Other long-term liabilities	61,035	48,511
Deferred income taxes	100,472	147,440
Long-term debt	1,155,296	1,212,046
Stockholder’s equity
Common stock, $ .01 par value, 3,000 shares authorized; 100 issued and outstanding at September 30, 2006 and December 31, 2005	—	—
Additional paid-in capital	1,014,823	1,005,991
Retained deficit	(96,208)	(63,202)
Accumulated other comprehensive loss, net of tax	(5,185)	(20,466)

Total stockholder’s equity	913,430	922,323

Total liabilities and stockholder’s equity	$2,561,983	$2,635,218

UGS Corp.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine months
	ended
	September 30,	September 30,
	2006	2005
Cash flows from operating activities
Net loss	$(33,006)	$(34,959)
Adjustments to reconcile net loss to net cash

provided by operating activities:
Benefit for deferred income taxes	(21,241)	(40,246)
Depreciation and amortization	154,886	126,792
Amortization of deferred financing fees	4,148	4,231
In-process research and development	—	4,100
Stock-based compensation	438	467
Unrealized (gain) loss on revaluation of foreign denominated assets and liabilities	(24,062)	22,782
Unrealized loss (gain) on foreign currency revaluation of derivative instruments	7,680	(17,044)
Other	3,205	2,920

Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	19,285	10,128
Prepaids and other	(12,325)	3,674
Accounts payable and accrued liabilities	8,450	990
Deferred revenue	11,799	32,375
Income taxes payable	(10,936)	2,676
Other long-term liabilities	3,295	(425)

Total adjustments	144,622	153,420

Net cash provided by operating activities	111,616	118,461

Cash flows from investing activities
Acquisitions, net of cash acquired	—	(218,437)
Acquired software	(4,000)	—
Cash received from prior parent for acquisition related tax matters	—	11,354
Payments for purchases of property and equipment	(7,589)	(8,542)
Capitalized software costs	(51,755)	(56,889)
Proceeds from sale of marketable securities	—	23,194
Other	(1,100)	(842)

Net cash used in investing activities	(64,444)	(250,162)

Cash flows from financing activities
Proceeds from revolver credit line	121,800	118,551
Payments on revolver credit line	(121,800)	(124,551)
Proceeds from notes payable	6,850	10,297
Payments on notes payable	(345)	(2,773)
Proceeds from bank notes and bonds	—	225,271
Payments on bank notes and bonds	(62,300)	(74,597)
Capital contributed by parent (stock options exercised)	639	508
Capital contributed by parent (compensatory payment)	3,819	—

Net cash (used in) provided by financing activities	(51,337)	152,706

Effect of exchange rates on cash and cash equivalents	1,890	(3,152)

Net (decrease) increase in cash and cash equivalents	(2,275)	17,853
Cash and cash equivalents at beginning of period	61,532	58,400

Cash and cash equivalents at end of period	$59,257	$76,253

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under generally accepted accounting principles, or GAAP. EBITDA does not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income as an indicator of our operating performance. Additionally, EBITDA is not intended to be a measure of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. We consider EBITDA to be a key indicator of our ability to pay our debt. We have included information concerning EBITDA because we use such information in determining compensation of our management and in our review of the performance of our business. EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA to net loss, the GAAP measure we believe to be most directly comparable to EBITDA (in thousands).

	Three months
	ended
	September 30,	September 30,
	2006	2005
Reconciliation of net loss to EBITDA:
Net loss	$(7,433)	$(4,766)
Interest expense	27,576	25,197
Benefit for income taxes	(3,161)	(2,002)
Depreciation and amortization	52,160	45,389

EBITDA	$69,142	$63,818

	Nine months
	ended
	September 30,	September 30,
	2006	2005
Reconciliation of net loss to EBITDA:
Net loss	$(33,006)	$(34,959)
Interest expense	80,543	71,576
Benefit for income taxes	(15,943)	(14,601)
Depreciation and amortization	154,886	126,792

EBITDA	$186,480	$148,808